Exicure Announces Data for Topical Anti-TNF Compound AST-005 in Patients with Mild to Moderate Psoriasis

Chicago, Illinois - April 30th, 2018 - Exicure, Inc., the pioneer in gene regulatory and immunotherapeutic drugs utilizing three-dimensional spherical nucleic acid (SNA™) constructs, today announced results from the Phase 1b clinical trial of its compound, AST-005, designed to reduce the expression of tumor necrosis factor (TNF). In 2016, Exicure entered into a research collaboration, option and license agreement with Purdue Pharma L.P. As part of Exicure’s collaboration with Purdue Pharma, a Phase 1b clinical trial was conducted in Germany to evaluate the effect of AST-005 gel in patients with chronic plaque psoriasis. The trial evaluated the safety, tolerability, and plaque thickness following topical application of different strengths of AST-005 formulated as a topical gel.

The trial demonstrated that AST-005 is safe and tolerable in patients at higher doses than were previously studied. Seventy-five areas of skin were treated with AST-005 gel across twenty-five patients. One mild and one moderate adverse event in a single patient was reported in a placebo treated area. No serious adverse events were observed in any patient. As designed, however, the study did not result in a statistically significant decrease in echo lucent band thickness, one of the key indicators of efficacy in patients with psoriasis.

Purdue Pharma has notified Exicure it has declined to exercise its option to develop AST-005 at this time, but that it also intends to retain rights relating to the TNF target, and Purdue reserves its right to continue joint development, with Exicure, of new anti-TNF drug candidates and to retain its exclusivity and other rights to AST-005.

About Exicure, Inc.
Exicure, Inc. is a clinical stage biotechnology company developing a new class of immunomodulatory and gene regulating drugs against validated targets. Exicure's proprietary 3-dimensional, spherical nucleic acid (SNA™) architecture unlocks the potential of therapeutic oligonucleotides in a wide range of cells and tissues. Exicure's lead programs address inflammatory diseases, genetic disorders and oncology. Exicure is based outside of Chicago, Illinois. www.exicuretx.com

Forward Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning the Company, the collaboration with Purdue, potential joint development, and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "plan," "believe," "intend," "look forward," and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: unexpected costs, charges or expenses; that Exicure's programs do not advance into the clinic or result in approved products on a timely or cost-effective basis or at all; regulatory developments; and

the ability of Exicure to protect its intellectual property rights. Exicure's pipeline programs are in early stages of research and development, and the process by which pre-clinical or clinical therapeutic candidates could potentially lead to an approved therapeutic is long and subject to significant risks and uncertainties. Risks facing the Company and its programs are set forth in the Company's filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Media Contact
Karen Sharma
ksharma@macbiocom.com
781-235-3060